News Release
--------------------------------------------------------------------------------
For further media information:          For investor information:

Anthony A. Sprauve                      Sajid Malhotra
937-445-2311 (office)                   937-445-8253 (office)
937-223-1166 (home)
888-519-7495

For Release on Wednesday January 20, 1999
------------------------------------------

         NCR Reports Substantial Fourth-Quarter and Full Year Profit;

    Quarterly Revenue Improves Four Percent: The First Increase Since 1995
     Fourth Quarter Earnings per Share at $0.77, Excluding One-time Items


     DAYTON, Ohio -- Completing a breakthrough year for profitability, NCR Corporation today reported fourth-quarter net income of $49 million, or $0.49 per diluted share, compared to $36 million, or $0.35 per diluted share, in the comparable period last year. Fourth quarter results included a $50 million one-time charge related to employment reduction in Japan. Without the charge, fourth-quarter net income would have been $77 million or $0.77 per share on a basic and diluted basis. Full-year net income jumped to $122 million, or $1.20 per diluted share from $7 million or $0.07 per share a year ago.

     The company reported $2.067 billion in revenue for the quarter, a 4 percent increase from last year. This is the first revenue growth versus the prior year quarter in thirteen quarters. Revenue was down 1 percent for the year, but up 1 percent on a constant currency basis.

     Gross margins in the quarter increased 2.2 percentage points over last year's fourth quarter from 28.5 percent to 30.7 percent and 1.2 percentage points for the year from 28.4 percent to 29.6 percent.

     "I am very pleased by these results. They show that our strategy is working and that the tough decisions we made a year ago are paying off," said NCR Chairman and CEO Lars Nyberg. "It has been a breakthrough year in terms of profitability and sales mix changes from commodity hardware to solutions and professional services. We still have work to do, but I am encouraged and optimistic about the future."

                                    - more -

                             Fourth Quarter Results

                                    Orders

     Total NCR orders were down 10 percent compared to last year. Excluding the 40 percent decline in other computers, orders were up 2 percent. Over the last two years, NCR has intentionally de-emphasized selling commodity hardware in favor of solutions sales.


                                    Revenue

     Worldwide revenue increased 4 percent on a dollar reported basis and was up 2 percent on a local currency basis. Revenue was up 9 percent without the impact of a 20 percent decline in the sales of other computers. Retail Products led the gains with a 38 percent revenue increase. Other gainers were Financial Products up 9 percent, Professional Services up 9 percent, Customer Support Services up 8 percent and Systemedia up 9 percent. Enterprise Servers revenue was down 12 percent largely because of a $20 million year-over-year drop in revenue from Japan and Asia/Pacific regions. By industry, revenues for Retail Industry were up 19 percent, Financial Industry revenues were up 3 percent, National Accounts revenue was down 2 percent and Systemedia revenue was up 9 percent.


                                 Gross Margin

     Total gross margin for NCR products and services increased 2.2 percentage points to 30.7 percent from 28.5 percent in last year's fourth quarter. Products and systems gross margin increased 2.8 percentage points of revenue, while services gross margin increased 1.9 percentage points of revenue.


                                   Expenses

     In the quarter, selling, general and administrative expenses were $25 million lower than a year ago, at 19.6 percent of revenue, or $405 million, compared to 21.6 percent of revenue, or $430 million, in the related prior period. Research and development expenses were $100 million versus $103 million, last year.


                                Other Expenses

     In the quarter, NCR recorded a one-time pension charge of $50 million related to the reduction of 1,000 employees in Japan.

                                   - more -

                                  Income Taxes

     Income tax expense in the quarter was $30 million, bringing the annual effective tax rate to 42.5 percent. In the year ago quarter, NCR recorded an $11 million tax expense.


                               Full-Year Results

     For the full-year, NCR reported net income of $122 million or $1.20 per diluted share, compared to $7 million or $0.07 per share in 1997. Revenue for the year was $6.505 billion, a one percent decline from the $6.589 billion reported in 1997.

     Gross margins increased by 1.2 percentage points to 29.6 percent from 28.4 percent in the prior year period. Selling, general and administrative expenses improved by 1.2 percentage points and declined by $96 million compared to the prior year.

     Operating income, excluding the one-time pension charge related to workforce reduction in Japan, improved to a profit of $152 million from a loss of $19 million in 1997. The tax rate declined to 42.5 percent from 74.1 percent, a year ago. Net income for 1998 was $122 million or $1.20 per diluted share compared to $7 million or $0.07 per diluted share in 1997. Excluding the two one-time items (the sale of Top-End in the second quarter and the one-time charge related to workforce reduction in the fourth quarter), net income rose to $119 million, or $1.17 per diluted share.

     NCR ended the year in a strong financial position with $514 million in cash and short-term investments. This was down from $1.129 billion at the end of 1997, largely due to the purchase of the minority interest in NCR's Japanese subsidiary and a $200 million stock repurchase. During the year the company spent $200 million to repurchase 6.3 million shares of NCR stock and $274 million to raise its ownership of NCR Japan to over 97 percent from 70 percent. At December 31, 1998, NCR had debt of only $83 million and total shareholders' equity of $1.447 billion.

     For 1999, NCR expects to continue showing revenue growth, further gross margin improvement, continuing expense discipline and a further reduction in the tax rate.

     As of December 31, 1998, NCR employed 33,100 people worldwide, including contractors, a decline of 5,200 people from a year ago.

                                   - more -

     NCR Corporation (NYSE: NCR) is in the business of transforming transactions into relationships. NCR is a recognized world leader in data warehousing solutions, ATMs, point-of-sale, high performance scanners, and support services for retail, financial and national accounts markets. NCR's business solutions are built on the foundation of the company's long-established industry knowledge and consulting expertise, value-adding software, global customer support services, a complete line of consumable and media products, and world-leading hardware technology. More information about NCR and its products may be found on the World Wide Web at: http://www.ncr.com.


                             Financial Information

     Detailed financial information regarding NCR's fourth quarter and year-end results is available on the Internet: http://www.ncr.com. Lars Nyberg, NCR's Chairman and CEO, David Bearman, Senior Vice President and Chief Financial Officer, will discuss the company's financial performance in a taped broadcast.

     Access is available beginning at 11:30 A.M. (EDT) today continuing until 5:00 P.M. (EDT) on January 22, 1999. The broadcast can be accessed by calling
(402) 220-5185.

NOTE TO INVESTORS:

     This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product-cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; impact of Year 2000; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders.

     The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                NCR CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in millions, except per share amounts)

                                                       For the Periods Ended December 31
                                                     -------------------------------------
                                                        Three Months       Twelve Months
                                                     ------------------  -----------------
                                                       1998      1997      1998     1997
                                                     --------  --------  --------  -------
Revenues

Products                                              $1,206    $1,195    $3,577   $3,709
Services                                                 861       797     2,928    2,880
                                                      ------    ------    ------   ------

Total Revenues                                         2,067     1,992     6,505    6,589

Cost of products                                         777       803     2,362    2,528
Cost of services                                         655       622     2,221    2,187
                                                      ------    ------    ------   ------

Gross Margin                                             635       567     1,922    1,874
    % of Revenue                                        30.7%     28.5%     29.6%    28.4%
                                                      ------    ------    ------   ------
Selling, general and administrative expenses             405       430     1,414    1,510
Research and development expenses                        100       103       356      383
One-time charge - Japan pension settlement                50         -        50        -

Total Expenses                                           555       533     1,820    1,893
   % of Revenue                                         26.9%     26.8%     28.0%    28.7%

Income (Loss) from Operations                             80        34       102      (19)
   % of Revenue                                          3.9%      1.7%      1.6%    -0.3%

Interest expense                                           4         5        13       15
Other (income) expense, net                               (2)      (18)      (68)     (61)
Non-recurring gain from asset disposition                  -         -       (55)       -
                                                      ------    ------    ------   ------

Income Before Income Taxes                                78        47       212       27
   % of Revenue                                          3.8%      2.4%      3.3%     0.4%

Income tax expense                                        30        11        90       20
                                                      ------    ------    ------   ------
Net Income                                            $   49    $   36    $  122   $    7
   % of Revenue                                          2.4%      1.8%      1.9%     0.1%
                                                      ======    ======    ======   ======

Net Income per Common Share
   Basic                                              $ 0.50    $ 0.35    $ 1.21   $ 0.07
   Diluted                                            $ 0.49    $ 0.35    $ 1.20   $ 0.07

Weighted Average Common
  Shares Outstanding
   Basic                                                98.2     103.0     101.0   102.0
   Diluted                                              99.8     103.0     102.1   102.0

Excluding one-time charge and non-recurring gain:
Income (Loss) from Operations                         $  130    $   34    $  152   $  (19)
Net Income                                            $   77    $   36    $  119   $    7
Net Income per Common Share (Diluted)                 $ 0.77    $ 0.35    $ 1.17   $ 0.07

Certain prior year amounts have been reclassified to conform to the 1998 presentation.

                                NCR CORPORATION
                          CONSOLIDATED REVENUE SUMMARY
                                 (in millions)

                                      For the Periods Ended December 31
                                      ---------------------------------
                                        Three Months     Twelve Months
                                      ----------------  ---------------
                                       1998     1997     1998     1997
                                      -------  -------  -------  ------
By Product Line

Retail Products                        $  194   $  140   $  509  $  474
Financial Products                        427      390    1,146   1,069
Enterprise Servers                        111      125      411     420

Other Computer                            297      373      948   1,170
Systemedia                                157      144      514     510
Customer Support Services                 615      571    2,182   2,142
Professional Services                     215      199      631     628
Other Products & Services                  51       50      164     176
                                       ------   ------   ------  ------
Total Revenues                         $2,067   $1,992   $6,505  $6,589
                                       ======   ======   ======  ======


                                      For the Periods Ended December 31
                                      ---------------------------------
                                        Three Months     Twelve Months
                                      ----------------  ---------------
                                       1998     1997     1998     1997
                                      -------  -------  -------  ------
By Industry/Customer Served

Retail Industry                        $  477   $  401   $1,449  $1,373
Financial Industry                        934      903    2,886   2,845
National Accounts Solutions Group         466      477    1,498   1,562
Systemedia                                157      144      514     510
Other                                      33       67      158     299
                                       ------   ------   ------  ------
Total Revenues                         $2,067   $1,992   $6,505  $6,589
                                       ======   ======   ======  ======

Certain prior year amounts have been reclassified to conform to the 1998 presentation.

                                NCR CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in millions)


                                              December 31  December 31
                                                 1998         1997
                                              -----------  -----------
Assets

Current assets
   Cash and short-term investments                 $  514       $1,129
   Accounts receivable, net                         1,556        1,471
   Inventories                                        384          489
   Other current assets                               178          196
                                                   ------       ------
Total Current Assets                                2,632        3,285
Property, plant and equipment, net                  1,104        1,106
Other assets                                        1,156          985
                                                   ------       ------
Total Assets                                       $4,892       $5,376
                                                   ======       ======

Liabilities and Shareholders' Equity

Current liabilities
   Short-term borrowings                           $   50       $   59
   Accounts payable                                   376          378
   Other current liabilities                        1,274        1,541
                                                   ------       ------
Total Current Liabilities                           1,700        1,978

Long-term debt                                         33           35
Other long-term liabilities                         1,712        2,010
                                                   ------       ------
Total Liabilities                                   3,445        4,023
Total Shareholders' Equity                          1,447        1,353
                                                   ------       ------
Total Liabilities and Shareholders' Equity         $4,892       $5,376
                                                   ======       ======

Certain prior year amounts have been reclassified to conform to the 1998 presentation.

                                NCR CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in millions)

                                                          For the Periods Ended December 30
                                                       ---------------------------------------
                                                        Three Months           Twelve Months
                                                       ---------------       -----------------
                                                         1998     1997           1998     1997
                                                       -------   ------      ----------  -----
Operating Activities
Net income                                              $  49   $  36           $ 122   $    7
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
   Depreciation and amortization                           90     105             364      383
   Net gain on sales of assets                              8       -             (47)       4
   Restructuring and other charges                         50       -              50        -
   Deferred income taxes                                   54      21              54       13
Changes in operating assets and liabilities:
   Receivables                                            (79)   (108)            (85)     (14)
   Inventories                                             71      51              15      (50)
   Other                                                 (173)    119            (530)     (95)
                                                        -----   -----           -----   ------
Net Cash Provided by (Used in) Operating Activities        70     224             (57)     248
                                                        -----   -----           -----   ------

Investing Activities
Short-term investments, net                                67      11             217     (203)
Expenditures for service parts and property,
  plant, and equipment                                   (124)    (94)           (367)    (309)
Acquisition of minority interest in subsidiary             (3)      -            (274)       -
Proceeds from sales of facilities and other assets         11       -             183        -
Other investing activities                                  7     (21)             33      (12)
                                                        -----   -----           -----   ------
Net Cash Provided by (Used in) Investing Activities       (42)   (104)           (208)    (524)
                                                        -----   -----           -----   ------

Financing Activities
Treasury stock acquired                                     -       -            (200)       -
Short-term borrowings, net                                (25)    (10)             (9)      31
Long-term debt, net                                         -      (1)             (2)     (13)
Other financing activities                                 13      15              57       44
                                                        -----   -----           -----   ------
Net Cash Provided by (Used in) Financing Activities       (12)      4            (154)      62
                                                        -----   -----           -----   ------

Effect of exchange rate changes on cash
 and cash equivalents                                      29     (11)             21      (63)
                                                        -----   -----           -----   ------

Increase (Decrease) in Cash and Cash Equivalents           45     113            (398)    (277)
Cash and Cash Equivalents at Beginning of Period          443     773             886    1,163
                                                        -----   -----           -----   ------

Cash and Cash Equivalents at End of Period              $ 488   $ 886           $ 488   $  886
                                                        =====   =====           =====   ======

Certain prior year amounts have been reclassified to conform to the 1998 presentation.